Exhibit 99.1

Rapport Therapeutics Reports Third Quarter 2025 Financials and Provides Business Update

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Positive topline results announced from Phase 2a clinical trial of RAP-219 in patients with focal onset seizures
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Phase 2 trial of RAP-219 in bipolar mania enrolling patients and on track, with topline results expected in the first half of 2027
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Strong balance sheet, bolstered by approximately $269.4 million in net proceeds from recent public offering
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Ended the quarter with $513.0 million in cash, cash equivalents, and short-term investments, excluding restricted cash, which is expected to fund operations into the second half of 2029

BOSTON and SAN DIEGO, November 6, 2025 -- Rapport Therapeutics, Inc. (Nasdaq: RAPP) (“Rapport” or the “Company”), a clinical-stage biotechnology company dedicated to the discovery and development of small molecule precision medicines for patients with neurological or psychiatric disorders, today reported financial results for the third quarter ending September 30, 2025, and provided a business update.

“The positive Phase 2a results for RAP-219 announced in September underscore both the strength of our precision neuroscience platform and the compound’s differentiated clinical potential,” said Abraham N. Ceesay, chief executive officer of Rapport. “Achieving a nearly 78% median reduction in clinical seizures and seizure freedom in nearly one in four patients positions RAP-219 with a potential best-in-class profile for the treatment of drug-resistant focal onset seizures. With a strengthened balance sheet following our recent public offering, we are in a strong financial position to execute our Phase 3 trials in focal onset seizures and continue advancing our bipolar Phase 2 trial toward topline results expected in the first half of 2027. We remain committed to disciplined execution and delivering sustained value for both patients and shareholders.”

BUSINESS HIGHLIGHTS

RAP-219 Lead Program

Focal Onset Seizures (FOS)

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Successful Phase 2a Topline Results Announced. In September, the Company reported topline results from its single arm Phase 2a clinical trial of RAP-219 in patients with drug-resistant FOS (n=30). The trial met its primary long episode (LE) endpoints with high statistical significance. The Company expects to present further efficacy analyses later in 2025 and additional data, including results from the 8-week follow-up, in 2026.
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In the 8-week treatment period, 85.2% of patients achieved ≥30% reduction in LEs – an objective electrographic biomarker for clinical seizure reduction – compared with baseline (p<0.0001).
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Patients achieved 77.8% median reduction in clinical seizures (p=0.01), with 72% of patients achieving ≥50% reduction in clinical seizures compared with baseline (p<0.0001).
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24% of patients achieved seizure freedom for the 8-week treatment period (p<0.0001).

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RAP-219 was generally well-tolerated; the majority of treatment-emergent adverse events (TEAEs) were mild and there was a 10% discontinuation rate attributed to TEAEs.

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Advancing Two Phase 3 Pivotal Trials. The Company plans to hold an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) by the end of 2025 and plans to initiate two Phase 3 pivotal trials of RAP-219 in patients with FOS in the third quarter of 2026.

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Open-label Trial Beginning Later This Year. By the end of 2025, the Company plans to allow patients enrolled in the Phase 2a FOS trial to resume taking RAP-219 as part of an open-label, long-term safety trial.

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Long-acting Injectable (LAI) Formulation in Development. The differentiated clinical profile of RAP-219 supports the development of an LAI formulation, which has the potential to transform the treatment landscape for patients while significantly expanding the commercial opportunity and extending the intellectual property runway. Development of an LAI formulation is underway, and initial pharmacokinetics results are expected in 2027.

Bipolar Disorder

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RAP-219 Phase 2 Trial in Bipolar Mania on Track. The Company’s Phase 2 proof-of-concept trial in patients with bipolar mania is enrolling patients, with topline results expected in the first half of 2027.

Diabetic Peripheral Neuropathic Pain (DPNP)

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Update on RAP‑219 in DPNP Expected in the First Quarter of 2026. The IND for a Phase 2 proof-of-concept trial of RAP-219 in DPNP is currently on clinical hold with the FDA Division of Anesthesiology, Addiction Medicine and Pain Medicine. Next steps for the program are expected to be determined in the first quarter of 2026.

CORPORATE UPDATES

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Public Follow-on Offering Completed. In September, the Company completed an underwritten public offering of 11,057,692 shares of its common stock (inclusive of 1,442,307 shares of common stock sold pursuant to full exercise of the underwriters’ option to purchase additional shares) at a public offering price of $26.00 per share. The net proceeds from the Offering were approximately $269.4 million, after deducting underwriter discounts and commissions, as well as other offering costs.

THIRD QUARTER 2025 FINANCIAL RESULTS

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Net Loss: Net Loss for the third quarter of 2025 was $26.9 million, as compared to $17.5 million for the prior year period.
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Research and Development (R&D) Expense: R&D expense was $22.3 million for the third quarter of 2025, as compared to $15.5 million for the prior year period. The increase in R&D expense was primarily driven by operational costs related to clinical development and costs to support the progression of the Company’s overall pipeline.
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General and Administrative (G&A) Expense: G&A expense was $7.7 million for the third quarter of 2025, as compared to $6.1 million for the prior year period. The increase in general and administrative expense was primarily driven by costs associated with the growth of the business.
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Cash Position: The Company ended the third quarter with $513.0 million in cash, cash equivalents and short-term investments, compared to $260.4 million as of June 30, 2025.
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Cash Runway: The Company expects that cash, cash equivalents, and short-term investments as of September 30, 2025, will enable the Company to fund its operating expenses and capital expenditure requirements into the second half of 2029.

About RAP-219

RAP-219 is a potential first-in-class, clinical-stage TARPγ8-specific AMPA receptor (AMPAR) negative allosteric modulator (NAM). Whereas AMPARs are distributed widely in the central nervous system, the receptor associated protein (RAP) TARPγ8 is expressed only in discrete brain regions, including the hippocampus and neocortex, where focal seizures often originate. By contrast, TARPγ8 has minimal expression in the hindbrain, where drug effects are often associated with intolerable adverse events. With this precision approach, the Company believes RAP-219 has the potential to provide a differentiated profile as compared to traditional neuroscience medications. Due to the role of AMPA biology in various neurological disorders and the selective targeting of TARPγ8, the Company believes RAP-219 has pipeline-in-a-product potential and is evaluating the compound as a transformational treatment for patients with focal onset seizures, bipolar disorder, and peripheral neuropathic pain.

Availability of Other Information About Rapport Therapeutics

Rapport Therapeutics uses and intends to continue to use its Investor Relations website and LinkedIn (Rapport Therapeutics) as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website and LinkedIn, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts. The contents of the Company’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About Rapport Therapeutics

Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological or psychiatric disorders. The Company’s founders have made pioneering discoveries related to the function of receptor associated proteins (RAPs) in the brain. Their findings form the basis of Rapport’s RAP technology platform, which enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline includes the Company’s lead investigational drug, RAP-219, designed to achieve neuroanatomical specificity through its selective targeting of a RAP expressed in only discrete regions of the brain. The Company is currently pursuing RAP-219 as a potential treatment for drug-resistant focal onset seizures, bipolar mania and diabetic peripheral neuropathic pain. Additional preclinical and late-stage discovery stage programs are also underway, including targeting chronic pain and hearing disorders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of drug-resistant focal onset seizures, bipolar mania and diabetic peripheral neuropathic pain, including the initiation, timing, progress, results and future data releases of our ongoing and planned clinical trials; expectations for upcoming regulatory interactions; expectations for the activity, tolerability, and commercial potential of RAP-219; the planned development of and future pharmacokinetics results for an LAI formulation of RAP-219, and its potential to transform the treatment landscape, expand commercial opportunity and extend the intellectual property runway for RAP219; the potential of Rapport’s RAP technology platform; and expectations for Rapport’s uses of capital, expenses and financial results, including its cash runway into the second half of 2029.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Rapport’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact

Julie DiCarlo

Head of Communications & IR

Rapport Therapeutics

jdicarlo@rapportrx.com

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$251,359	$56,805
Short-term investments	261,667	248,475
Restricted cash	105	105
Prepaid expenses and other current assets	7,528	4,417
Total current assets	520,659	309,802
Property and equipment, net	3,116	3,529
Operating lease right of use asset, net	10,480	1,442
Other assets	1,068	160
Total assets	$535,323	$314,933
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$3,235	$1,954
Accrued expenses and other current liabilities	8,599	6,076
Operating lease liability	2,482	737
Total current liabilities	14,316	8,767
Series B preferred stock tranche right liability	—	—
Operating lease liability, net of current portion	9,390	739
Total liabilities	23,706	9,506
Commitments and contingencies
Common Stock	48	37
Additional paid-in capital	712,889	429,657
Accumulated other comprehensive income	145	(522)
Accumulated deficit	(201,465)	(123,745)
Total stockholders’ equity	511,617	305,427
Total liabilities, convertible preferred stock, and stockholders’ equity	$535,323	$314,933

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,
	2025	2024
Operating expenses
Research and development	$22,279	$15,543
General and administrative	7,707	6,097
Total operating expenses	29,986	21,640
Loss from operations	(29,986)	(21,640)
Other income (expense):
Interest income	3,061	4,103
Change in fair value of preferred stock tranche right liability	—	—
Total other income, net	3,061	4,103
Net loss	$(26,925)	$(17,537)
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)	$(0.50)
Weighted-average common shares outstanding, basic and diluted	37,931,170	34,855,907

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Three Months Ended September 30,
	2025	2024

Net cash used in operating activities	$(17,465)	$(16,415)
Net cash used in investing activities	(56,776)	(53,041)
Net cash provided by (used in) financing activities	270,533	(1,394)
Net increase (decrease) in cash, cash equivalents and restricted cash	$196,292	$(70,850)